SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549

                                      FORM 8-K

                                   CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of the

                           Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported):  March 3, 1998

                                 FM Properties Inc.

               Delaware                 0-19989             72-1211572
           (State or other           (Commission          (IRS Employer
            jurisdiction of           File Number)         Identification
            incorporation or                               Number)
            organization)

                           98 San Jacinto Blvd., Suite 220
                                 Austin, Texas 78701

     Registrant's telephone number, including area code:  (512) 478-5788


          Item 5.   Other Events.
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          The following news release was issued by FM Properties Inc. and
          Olympus Real Estate Corporation on March 3, 1998:
          AUSTIN and DALLAS, TEXAS, March 3, 1998 -- FM Properties Inc. (NASDAQ: FMPO) and Olympus Real Estate Corporation (Olympus), an affiliate of Hicks, Muse, Tate & Furst Incorporated, announced today that they have signed a letter of intent to form a strategic alliance to develop certain of FMPO's existing properties and to pursue new real estate acquisition and development opportunities throughout the United States. Under the terms of the letter of intent, Olympus would make a $10 million investment in an FMPO mandatorily redeemable equity security, provide a $10 million convertible debt financing facility to FMPO and make available up to $50 million of capital
          for direct investment in joint FMPO/Olympus projects.   In total,
          the transaction would provide FMPO up to $70 million of new
          capital for acquisition and development activities.   FMPO and
          Olympus expect the closing of the transaction to occur within 90 days.
               The $10 million mandatorily redeemable equity security would have a par value of $5.84 per share, the average closing price of a share of FMPO common stock on the Nasdaq Stock Market during the 30 trading days ending March 2, 1998. These shares would be redeemable (i) at the option of the holder at any time after the third anniversary of the transaction closing date for an amount per share approximating the economic benefit that would have accrued had the shares been converted into common stock on a one-to-one basis and sold (the "common stock equivalent value") or
          (ii) at the option of FMPO after the fifth anniversary (and in any event not later than the sixth anniversary) for the greater of their common stock equivalent value or their par value per
          share, plus accrued and unpaid dividends, if any.   FMPO would
          have an option to satisfy the redemption with shares of common
          stock, subject to certain limitations.   The redeemable security
          would share any dividends or distributions ratably with the FMPO common stock, which currently pays no dividend. Olympus would have the right to designate for nomination 20 percent of FMPO's board membership
               Currently, there are 14.29 million shares of FMPO common
          stock outstanding.   The closing price of FMPO common stock on
          NASDAQ as of March 2, 1998 was $6.625 per share. FMPO would use the proceeds of the sale of the mandatorily redeemable equity security to repay debt.
               The $10 million convertible debt facility would be available to FMPO in whole or in part for a period of six years after the closing date to finance FMPO's equity investment in new FMPO/Olympus joint venture opportunities in properties not currently owned by FMPO. The interest rate on the convertible debt would be 12 percent per year. At Olympus's option, the interest would be payable quarterly, or accrued and added to principal. The convertible debt facility would have a six-year term from the closing date of the transaction. Outstanding principal under the facility would be convertible at any time into FMPO common stock at a conversion price of $7.31, which is 125 percent of the average closing price of FMPO common stock on the Nasdaq Stock Market during the 30 trading days ending March 2, 1998. If not converted into common stock, the convertible debt would be repaid on the sixth anniversary of the transaction closing date. If the combination of interest at 12 percent and the value of the conversion right does not provide Olympus with at least a 15 percent annual return on the convertible debt, FMPO would pay Olympus additional interest upon retirement of the convertible debt in an amount necessary to yield a 15 percent annual return. The convertible debt would be secured by a pledge of FMPO's interests in investments in new FMPO/Olympus joint venture opportunities financed with the proceeds of the convertible debt and would be non-recourse to FMPO.
               For a three-year period after the closing of the
          transaction, Olympus would make available up to $50 million for its share of capital for direct investments in FMPO/Olympus joint acquisition and development activities. For the three-year period, FMPO would provide Olympus a right of first refusal to participate for no less than a 50 percent interest in all new acquisition and development projects on properties not presently owned by FMPO, as well as development opportunities on existing properties in which FMPO seeks third-party equity participation.
               William H. Armstrong, FMPO's President and Chief Operating Officer, said, "While FMPO has been exclusively involved in the development of large mixed-use communities in Texas, an integral part of the FMPO/Olympus alliance's strategy will be evaluating opportunities outside its current areas of operation, including
          areas outside Texas.   These opportunities are expected to
          include real estate development activities that are broader in
          scope than those previously undertaken by FMPO.   This strategic
          alliance is an opportunity for FMPO to become a multi-market land acquisition and development company and for us to achieve geographic expansion and product diversity. Olympus' capital and access to acquisition and development opportunities will enable us to apply our marketing and development expertise to new markets."
               David B. Deniger, President and Chief Executive Officer of Olympus, said, "We view FMPO as an excellent platform for our strategic land development activities. The joint venture with FMPO exemplifies our basic strategy of applying Olympus' capital and capital markets expertise to a real estate entrepreneur's operating expertise in the joint execution of an aggressive business plan."
               The transaction is subject to the completion of due diligence, negotiation of definitive agreements and approval of FMPO's Board of Directors.
               FMPO, headquartered in Austin, Texas, is engaged in the development and marketing of real estate in the Austin, Dallas, Houston and San Antonio, Texas areas.
               Olympus Real Estate Corporation, with offices in Dallas and New York, invests in real estate equities, mortgages and securities in major markets throughout the United States.
          Olympus was formed in May 1994 by Hicks, Muse, Tate & Furst Incorporated and David B. Deniger. Since its formation Olympus has completed more than $1 billion in real estate investments, including numerous commercial, residential, hospitality and golf-related projects throughout the United States.
                                        #    #    #



                                      SIGNATURE
                                 ------------------

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        FM Properties Inc.
                                        By:   /s/ C. Donald Whitmire
                                             ------------------------------
                                             C. Donald Whitmire
                                             Vice President & Controller-
                                             Financial Reporting
                                             (authorized signatory and
                                             Principal Accounting Officer)



          Date:  March 11, 1998